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                      EXHIBIT 99.1

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Investors Financial Services Corp. Places First in 2003
                Global Custody Survey

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Contact:	John N. Spinney, Jr.
		(617) 937-3500
		jspinney@ibtco.com

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BOSTON, MA, October 20, 2003 - Investors Financial Services Corp.
(Nasdaq: IFIN) announced that its operating subsidiary, Investors
Bank & Trust Company, has received first place honors in Global
Custodian magazine's 2003 Global Custody Survey. Kevin J. Sheehan, Chairman and Chief Executive Officer, commented, "We are extremely pleased with receiving the highest overall rating in the Global Custody Survey. We have always been committed to providing superior customer service to our clients, and the results of this survey again validate our efforts. I am most impressed with our ability to improve on our scores in 2003, which shows the commitment and dedication of our employees to servicing the needs of our clients."

Global Custodian asked 550 investment managers worldwide to evaluate their custodians. Fifteen global custodians qualified for the survey and were evaluated by the investment managers in 34 areas across nine service categories, including client service, technology and ancillary services.

Investors Bank & Trust Company was also ranked Best Global Custodian in the 2002 and 2003 Global Custody Surveys conducted by Global Investor magazine, making Investors Bank the top-ranked custodian in the industry's two most respected surveys.

Investors Financial Services Corp. provides services for a variety of financial asset managers such as mutual fund complexes, investment advisors, banks, and insurance companies. Through our wholly-owned subsidiary, Investors Bank & Trust Company, we provide core services, including global custody, multicurrency accounting, and mutual fund administration, and value added services, including securities lending, foreign exchange, and cash management. Offices are located in the United States, Canada, Cayman Islands, and Ireland. Visit Investors Financial on the web at http://www.ibtco.com.

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